BLACK HILLS CORPORATION

Media Contacts: Lynn Wilson 605-721-2774 Media Relations line 866-243-9002	Investor Relations: Jason Ketchum 605-721-2765

BLACK HILLS CORP. PROVIDES INITIAL 2009 EARNINGS GUIDANCE

AND UPDATE FOR 2008

MAJOR TRANSACTIONS COMPLETE AND INTEGRATION PLANS ON TARGET

RAPID CITY, S.D., September 17, 2008 — Black Hills Corp. (NYSE: BKH) today announced that 2009 income from continuing operations is expected to be $2.40 to $2.65 per share, including approximately $0.10 per share of one-time integration-related expenses, resulting in pro-forma earnings of $2.50 to $2.75 per share. This range also includes $0.40 to $0.45 per share of earnings contribution, excluding the one-time integration expenses, from the recently acquired Aquila utilities now doing business as Black Hills Energy.

“The Aquila transaction and the recent sale of our independent power plants, combined with our diversified portfolio strategy, provide a solid platform for delivering value to our shareholders with a lower-risk profile and more consistent cash flows,” said David Emery, chairman, president and chief executive officer of Black Hills Corp. “We have an exceptional team running good businesses enabling us to deliver results as we experience transformational growth and significant organizational change. In addition, we have the potential to realize increased efficiencies as systems and processes continue to be consolidated during the next 18 to 24 months,” continued Emery.

Black Hills Corp. 2009 earnings guidance is predicated on the following considerations:

• Improved earnings from our energy marketing business as compared to historical earnings that exclude the extraordinary results in 2007;
• Interest costs related to the expected long-term financing that will replace the $383 million short-term bridge loan expiring in February 2009;
• For 2009, oil and gas production growth of 6 percent to 10 percent over 2008 levels is anticipated. We continue to expect our long-term oil and gas production growth to be 2 percent to 4 percent;
• Decreased earnings at our Wyodak coal mine reflecting additional operations and maintenance costs from higher overburden removal;

•     Anticipated oil and gas average NYMEX prices of $8.36 per MMBtu for natural gas and $103.20 per Bbl for crude oil; production-weighted average well-head prices of $6.44 per Mcf and $95.16 per Bbl of oil, all based on forward strips, and average hedged prices of $6.52 per Mcf and $85.13 per Bbl;

• No significant unplanned outages at any of our power generation facilities;

•     Normal operations and weather conditions within our utility service territories that impact customer usage, as well as off-system sales, construction, maintenance and/or capital investment projects; and

• No significant acquisitions or divestitures.

The company expects 2008 income from continuing operations to be $2.15 to $2.25 per share. This range includes the impact of the acquisition of five natural gas and electric utilities from Aquila in July 2008 and the sale of a 23.5 percent undivided interest in the Wygen I power plant. It also excludes the operating results from the divested IPP assets.

For full year 2008, the following table reconciles income expectations for continuing operations and the significant items impacting results.

2008 Income per share for continuing operations	$2.15 - $2.25
Discontinued Operations
After-tax gain on sale of IPP assets – (subject to working capital adjustments)	$3.87 - $3.92
After-tax income from discontinued operations – (excludes $0.20 per share of corporate and interest costs which were not reclassified to discontinued operations and approximately $0.08 per share of expenses attributable to the suspension of depreciation after March 2008)	$0.43
2008 Net Income per share	$6.45 - $6.60

Significant items included in the updated 2008 earnings guidance for continuing operations include:

• No material impacts due to the financial market issues related to Lehman Brothers, AIG or others;
• Post-close income from Black Hills Energy utilities (formerly Aquila) of $0.28 to $0.33 per share excluding post-close transaction expenses of $0.20 to $0.25 per share;
• Pre-close transaction expenses related to Aquila acquisition of $0.11 per share;
• Gain on the sale of a 23.5 percent undivided interest in the Wygen I power plant of approximately $0.38 per share;
• Improved energy marketing earnings in second half of 2008;
• For 2008, total oil and natural gas production in the range of 13.6 to 14.0 Bcf equivalent;

•     Anticipated oil and gas average NYMEX prices for July through December 2008 of $8.88 per MMBtu for natural gas and $109.17 per Bbl for oil; production-weighted average well-head prices of $6.20 per Mcf and $99.56 per Bbl of oil, all based on forward strips, and average hedged prices of $6.19 per Mcf and $87.61 per Bbl;

• No significant unplanned outages at any of our power generation facilities for the remainder of 2008;

•     Normal operations and weather conditions within our utility service territories that impact customer usage, as well as off-system sales, construction, maintenance and/or capital investment projects; and

• No additional significant acquisitions or divestitures in 2008.

Black Hills Corp. will host a conference call and webcast to discuss its initial 2009 and updated 2008 earnings guidance at 11 a.m. EDT on Thursday, Sept. 18, 2008. Those interested in the live broadcast can call 800-553-0272. To access the webcast and download a copy of the investor presentation, go to the Black Hills Corp. Web site at www.blackhillscorp.com and click “Webcast” in the “Investor Relations” section. The presentation will be posted the evening before the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. For those unable to listen to the live broadcast, a replay will be available by telephone through Thursday, Sept. 25, 2008 at 800-475-6701 in the United States and at 320-365-3844 for international callers. For the replay only, callers need to enter the access code 959506# when prompted.

ABOUT BLACK HILLS CORP.

Black Hills Corp. — a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice — is based in Rapid City, South Dakota with corporate offices in Golden, Colorado and Omaha, Nebraska. The utility companies serve 750,000 natural gas and electricity customers in Colorado, Iowa, Kansas, Montana, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the factors discussed above, the risk factors described in Item 1A of Part I of our 2007 Annual Report on Form 10-K filed with the SEC, Item 1A of Part II of our June 30, 2008 Quarterly Report on Form 10-Q, and other reports that we file with the SEC from time to time, and the following:

•     Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings; to receive favorable rulings in periodic applications to recover costs for fuel, transmission and purchased power in our regulated utilities, and our ability to add power generation assets into our regulatory rate base;

• Our ability to successfully integrate and profitably operate recent acquisitions;
• The amount and timing of capital deployment in new investment opportunities and financing strategies;
• Our ability to obtain beneficial income tax treatment to defer gains associated with asset dispositions;
• Our ability to successfully maintain or improve our corporate credit rating;
• Our ability to complete the planning, permitting, construction, start up and operation of power generating facilities in a cost-effective and timely manner;
• The timing and extent of scheduled and unscheduled outages of power generation facilities;

•     Our ability to meet production targets for our oil and gas properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the cost and availability of specialized contractors, work force and equipment;

• Our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and future production rates and associated costs;
• The extent of our success in connecting gas supplies to gathering, processing and pipeline systems;
• The possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;

•     The timing, volatility and extent of changes in energy-related and commodity prices, interest rates, foreign exchange rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

• Our ability to effectively use derivative financial instruments to hedge commodity, currency exchange rates and interest rate risks;
• Our ability to minimize defaults on amounts due from counterparties with respect to trading and other transactions;

•     Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment, renewable portfolio standards, climate change and greenhouse gas legislation;

• Industry and market changes, including the impact of consolidations and changes in competition;
• The outcome of any ongoing or future litigation or similar disputes and the impact on any such outcome or related settlements on our financial condition or results of operations;
• Capital market conditions and market uncertainties related to interest rates, which may affect our ability to raise capital on favorable terms; and
• Other factors discussed from time-to-time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.